UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

Darkstar Ventures, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54649	26-0299456
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

7 Eliezri St.,

Jerusalem

Israel

(Address of principal executive offices and Zip Code)

+972-73-259-2084

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 10, 2019, Darkstar Ventures, Inc. (the "Company") entered into a binding merger agreement with Samsara Luggage, Inc. ("Samsara"), a smart luggage company, pursuant to which Samsara will merge with and into the Company, and the current shareholders of Samsara will be issued new shares of the Company representing approximately 80% of the issued and outstanding shares of the Company’s common stock following the completion of the merger.

The closing of the merger transaction is subject, among other standard closing conditions, to the following conditions:

(1)       The completion of all missing information, exhibits, and schedules to the merger agreement to the satisfaction of Samsara.

(2)       An increase in the authorized share capital of the Company.

(3)       The spin-off and sale of the Company’s wholly owned Israeli subsidiary, Bengio Urban Renewals Ltd., to Avraham Bengio, the current CEO of the Company.

(4)       The Company having raised at least $500,000 in financing.

(5)       A Registration Statement on Form S-4 for the Company shares to be issued to the shareholders of Samsara having been declared effective by the Securities and Exchange Commission.

(6)       All required consents and approvals for the merger transaction having been obtained.

A copy of the merger agreement is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

        The following Exhibits are filed as part of this Report.

Exhibit Number	Description

10.1	Merger Agreement, dated May 10, 2019, among Darkstar Ventures, Inc., Avraham Bengio, and Samsara Luggage, Inc.

99.1	Press Release, dated May 10, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARKSTAR VENTURES, INC.

By /s/ Avraham Bengio
Name: Avraham Bengio
Chief Executive Officer

Date: May 10, 2019

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